Exhibit 99.2

ADJUSTED EBITDA RECONCILIATIONS
IN THOUSANDS
(Unaudited)
	Three Months Ended				Year Ended
	August 31, 2025	November 30, 2025	February 28, 2026	May 31, 2026	May 31, 2026
CPG Segment
Income Before Income Taxes (a)	$163,376	$94,565	$22,884	$167,503	$448,328
Interest Expense, Net (b)	565	966	728	216	2,475
Depreciation (c)	16,977	17,230	16,487	18,851	69,545
Amortization (d)	2,549	2,571	2,621	2,725	10,466

EBITDA (e)	183,467	115,332	42,720	189,295	530,814
MAP initiatives (f)	4,215	3,050	6,551	6,735	20,551
Inventory step-up costs (g)	—	—	—	102	102
(Gain) on sale of assets and businesses, net (h)	—	(400)	—	—	(400)

Adjusted EBITDA	$187,682	$117,982	$49,271	$196,132	$551,067

PCG Segment
Income Before Income Taxes (a)	$82,679	$81,699	$61,025	$83,641	$309,044
Interest (Income), Net (b)	(615)	(933)	(974)	(653)	(3,175)
Depreciation (c)	8,791	8,722	8,849	9,605	35,967
Amortization (d)	3,009	3,111	3,193	3,316	12,629

EBITDA (e)	93,864	92,599	72,093	95,909	354,465
MAP initiatives (f)	4,931	2,022	6,613	2,328	15,894
Inventory step-up costs (g)	—	41	101	49	191
(Gain) on acquisition earn-out fair value adjustment (i)	—	—	—	(1,710)	(1,710)
Environmental expense for a closed facility (j)	—	—	—	1,000	1,000

Adjusted EBITDA	$98,795	$94,662	$78,807	$97,576	$369,840

Consumer Segment
Income Before Income Taxes (a)	$108,761	$100,669	$45,750	$107,265	$362,445
Interest Expense (Income), Net (b)	215	41	(20)	127	363
Depreciation (c)	13,214	13,442	13,965	16,201	56,822
Amortization (d)	5,787	5,896	6,001	5,947	23,631

EBITDA (e)	127,977	120,048	65,696	129,540	443,261
MAP initiatives (f)	3,757	1,207	12,788	4,383	22,135
Inventory step-up costs (g)	7,117	786	—	—	7,903
(Gain) on acquisition earn-out fair value adjustment (i)	—	(12,707)	—	—	(12,707)
Property, plant and equipment impairment (k)	—	—	—	9,721	9,721

Adjusted EBITDA	$138,851	$109,334	$78,484	$143,644	$470,313

Corporate/Other
(Loss) Before Income Taxes (a)	$(56,769)	$(65,938)	$(60,352)	$(66,418)	$(249,477)
Interest Expense, Net (b)	15,757	17,905	15,034	16,296	64,992
Depreciation (c)	772	741	767	808	3,088
Amortization (d)	123	124	66	38	351

EBITDA (e)	(40,117)	(47,168)	(44,485)	(49,276)	(181,046)
MAP initiatives (f)	2,837	3,210	6,102	5,430	17,579

Adjusted EBITDA	$(37,280)	$(43,958)	$(38,383)	$(43,846)	$(163,467)

TOTAL CONSOLIDATED
Income Before Income Taxes (a)	$298,047	$210,995	$69,307	$291,991	$870,340
Interest Expense	29,326	28,005	26,947	27,266	111,544
Investment (Income), Net	(13,404)	(10,026)	(12,179)	(11,280)	(46,889)
Depreciation (c)	39,754	40,135	40,068	45,465	165,422
Amortization (d)	11,468	11,702	11,881	12,026	47,077

EBITDA (e)	365,191	280,811	136,024	365,468	1,147,494
MAP initiatives (f)	15,740	9,489	32,054	18,876	76,159
Inventory step-up costs (g)	7,117	827	101	151	8,196
(Gain) on sale of assets and businesses, net (h)	—	(400)	—	—	(400)
(Gain) on acquisition earn-out fair value adjustments (i)	—	(12,707)	—	(1,710)	(14,417)
Environmental expense for a closed facility (j)	—	—	—	1,000	1,000
Property, plant and equipment impairment (k)	—	—	—	9,721	9,721

Adjusted EBITDA	$388,048	$278,020	$168,179	$393,506	$1,227,753

(a)

The presentation includes a reconciliation of Income (Loss) Before Income Taxes, a measure defined by Generally Accepted Accounting Principles in the United States (GAAP), to EBITDA and Adjusted EBITDA.

(b)	Interest (Income) Expense, Net includes the combination of Interest (Income) Expense and Investment (Income) Expense, Net.
(c)

Depreciation expense includes charges to income that result from property, plant and equipment depreciation, the amortization of assets recorded under finance leases, and accelerated depreciation expense related to MAP initiatives recorded within “Cost of Sales” or “Selling, General, & Administrative Expenses (“SG&A”)” depending on the nature of the expense.

(d)	Amortization expense includes intangible asset amortization as well as amortization of deferred cloud computing implementation costs.
(e)

Management believes that investors’ understanding of the Company’s operating performance is enhanced by the disclosure of EBITDA, which is a non-GAAP financial measure defined as earnings (loss) before interest, taxes, depreciation and amortization with Adjusted EBITDA provided for the purpose of adjusting for items impacting earnings that are not considered by management to be indicative of ongoing operations. We evaluate the profit performance of our segments based on income before income taxes, but also look to EBITDA, or adjusted EBITDA, as a performance evaluation measure because Interest Income (Expense), Net is essentially related to corporate functions, as opposed to segment operations. Additionally, EBITDA is an operating measure that provides investors with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. For these reasons, we believe EBITDA is also useful to investors as a metric in their investment decisions. The reader is cautioned that the Company’s EBITDA and Adjusted EBITDA should not be compared to other entities unknowingly. EBITDA and adjusted EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes as determined in accordance with GAAP.

(f)	Reflects restructuring and other charges, which have been incurred in relation to our Margin Achievement Plan (“MAP 2025”) and our 2026 restructuring action, together MAP Initiatives, as follows:

•

MAP 2025 Restructuring and other related expense, net: Includes charges incurred related to headcount reductions and facility closures recorded in “Restructuring Expense” on the Consolidated Statements of Income. Restructuring Expense related to MAP 2025 totaled $8.8 million, $4.5 million, $3.0 million and $1.9 million for the quarters ended August 31, 2025, November 30, 2025, February 28, 2026 and May 31, 2026 respectively and $18.2 million for the year ended May 31, 2026. Other related expenses include inventory write-offs in connection with restructuring activities recorded in “Cost of Sales”.

•

2026 Restructuring and other related expense, net: Includes charges incurred related to headcount reductions and facility closures associated with the SG&A-focused optimization actions and other early stage MAP 3.0 actions recorded in “Restructuring Expense” on the Consolidated Statements of Income. Restructuring Expense related to the 2026 restructuring action totaled $16.9 million and $7.5 million for the quarters ended February 28, 2026 and May 31, 2026 respectively and $24.4 million for the year ended May 31, 2026. Other related expenses consist of higher executive departure costs, including accelerated stock compensation expense, that do not qualify as restructuring expense and are recorded within “SG&A”. Other related expenses also includes inventory write-offs in connection with restructuring activities recorded in “Cost of Sales”.

•

ERP consolidation plan: Includes expenses incurred as a result of our stated goals to consolidate over 75 ERP systems across the organization to one ERP platform per segment, as part of our overall MAP strategy as well as costs incurred for other decision support tools to facilitate our commercial initiatives related to MAP 2025 which have been incurred in all segments, as well as Corporate/Other, and have been recorded within “SG&A”.

•

Professional fees: Includes expenses incurred to consolidate accounting locations, costs incurred to implement technologies and processes to drive improved data analytics/decision making and cost incurred to implement new global manufacturing methodologies with the goal of improving operating efficiency incurred within all of our segments as well as Corporate/Other and recorded within “SG&A”. All of this spend is in support of stated MAP goals with the most significant expense incurred within Corporate/Other.

•	(Gain) on sale of closed facilities, net: Net gain recognized related to the sale of certain properties within the PCG and Consumer Segments which were closed as part of the MAP 2025 program.

Included below is a reconciliation of the TOTAL CONSOLIDATED MAP initiatives.

	Three Months Ended				Year Ended
	August 31, 2025	November 30, 2025	February 28, 2026	May 31, 2026	May 31, 2026
MAP 2025 Restructuring and other related expense, net	$9,633	$6,188	$3,004	$2,149	$20,974
2026 Restructuring and other related expense, net	—	—	22,068	7,929	29,997
ERP consolidation plan	2,966	4,440	3,643	2,690	13,739
Professional fees	3,141	3,201	3,229	7,749	17,320
(Gain) loss on sale of closed facilities, net	—	(4,340)	110	(1,641)	(5,871)

MAP initiatives	$15,740	$9,489	$32,054	$18,876	$76,159

(g)	Amortization of inventory fair value adjustments related to acquisitions recorded in “Cost of Sales”.
(h)	Fiscal 2026 reflects gains recorded in “SG&A” associated with the divestiture of a product line and a waterproofing services business within our CPG segment.
(i)

Fair value adjustments of the earn-out liabilities associated with the Star Brands Group acquisition, as well as one other smaller acquisition, which were recorded in “SG&A”. Management does not consider these gains to be reflective of the company’s core business operations.

(j)	Environmental remediation costs related to a facility that has not been owned or operated for approximately 25 years.
(k)

Impairment charges related to property, plant and equipment in two asset groups within the Color Group reporting unit of our Consumer segment as a result of reduced cash flow projections in the coming years due to soft end markets.